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                                                                     EXHIBIT 5.1

                         Kelly, Lytton Mintz & Vann LLP
                            1900 Avenue of the Stars
                                   Suite 1450
                       Los Angeles, California 90067-2901


                                                   June 9, 1999


CanArgo Energy Corporation
Suite 1580
727 - 7th Avenue, S.W.
Calgary, Alberta T2P OZ5
CANADA

               Re:    CanArgo Energy Corporation
                      Registration Statement on Form S-1

Gentlemen:

        We have acted as counsel to CanArgo Energy Corporation, a Delaware corporation, in connection with the proposed issuance and sale by CanArgo of up to 21,264,643 shares of its common stock (the "Shares") pursuant to CanArgo's Registration Statement on Form S-1 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

        We have reviewed CanArgo's charter documents and the corporate proceedings taken by CanArgo in connection with the issuance and sale of the Shares. Based on such review, we are of the opinion that the Shares have been duly authorized and, if, as and when issued in accordance with the Registration Statement and the related prospectus (as amended and supplemented through the date of issuance) will be legally issued, fully paid and non-assessable.

        We consent to this opinion being filed as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters." In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                               Very truly yours,

                                               KELLY LYTTON MINTZ & VANN LLP



                                               By /s/ Marshall G. Mintz
                                               ---------------------------------
                                                  Marshall G. Mintz